EXHIBIT 24.1

                 CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration
Statement (Form S-8 No. 333-00000) pertaining to the AutoZone, Inc. 1996 Stock Option Plan of our reports dated September 23, 1996, with respect to the consolidated financial statements of AutoZone, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended
August 31, 1996 and the related financial statement schedules included therein, filed with the Securities and Exchange
Commission.




                                   /s/ ERNST & YOUNG LLP

Memphis, Tennessee
January 10, 1997